Independent auditors' consent

The board of trustees and shareholders
AXP California Tax-Exempt Trust
            California Tax-Exempt Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

/s/KPMG LLP
   KPMG LLP



Minneapolis, Minnesota
August 27, 1999